U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 15, 2010, Mr. Daniel Sánchez, a Director of Private Media Group, Inc. (the “Company”), notified the Board of Directors of the Company of his resignation from the Board of Directors effective immediately. Mr. Sanchez was a member of the Company’s Audit Committee at the time of his resignation. Mr. Sánchez did not resign as a Director as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director

On June 16, 2010, the Company’s Board of Directors appointed Peter Dixinger as a director to fill the vacancy on the Board created by the resignation of Daniel Sánchez, to serve until the Company’s 2010 Annual Meeting of Shareholders. Mr. Dixinger has also been appointed to serve on the Company’s Audit Committee and has been designated as the Audit Committee Financial Expert. Mr. Dixinger, who operates his own licensed financial advisory company, holds a Bachelor’s Degree in Finance from the University of Stockholm.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: June 21, 2010	/S/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

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